First Quarter 2015 EarningsNASDAQ Global Select Market: UBNK Create Your Balance Number Description Exhibit 99.2 Investor Presentation Dated First Quarter 2015 Section 3: EX-99.2 (EX-99.2) Exhibit 99.2

2NASDAQ: UBNK This Presentation contains forward-looking statements that are within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of our management and are subject to significant risks and uncertainties. These risks and uncertainties could cause our results to differ materially from those set forth in such forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “estimates,” “targeted” and similar expressions, and future or conditional verbs, such as “will,” “would,” “should,” “could” or “may” are intended to identify forward-looking statements but are not the only means to identify these statements. Forward-looking statements involve risks and uncertainties. Actual conditions, events or results may differ materially from those contemplated by a forward-looking statement. Factors that could cause this difference — many of which are beyond our control — include without limitation the following: Any forward-looking statements made by or on behalf of us in this Presentation speak only as of the date of this Presentation. We do not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made. The reader should; however, consult any further disclosures of a forward-looking nature we may make in future filings. With regard to presentations compared to peer institutions, the peer companies include: BHLB, BPFH, BRKL, CNBKA, CUBI, EGBN, FCF, FFIC, INDB, LBAI, SASR, SNBC, STBA, STL, TBBK, TMP, WASH The data presented in this presentation relating to the peer companies is based on the calendar year. Data for peers is sourced from SNL Financial LLC. NON-GAAP FINANCIAL MEASURES This presentation references non-GAAP financial measures incorporating tangible equity and related measures, and operating earnings excluding non-recurring costs. These measures are commonly used by investors in evaluating financial condition. GAAP earnings are lower than core earnings primarily due to non-recurring conversion, balance sheet restructuring and cost cutting initiative related expenses. Reconciliations are in earnings releases at www.unitedfinancialinc.com. Forward Looking Statements

3NASDAQ: UBNK Corporate Contacts William H. W. Crawford, IV Chief Executive Officer Eric R. Newell, CFA Executive Vice President, Chief Financial Officer Investor Information: Marliese L. Shaw Executive Vice President, Corporate Secretary/Investor Relations Officer 860-291-3622 or mshaw@bankatunited.com

4NASDAQ: UBNK Table of Contents

5NASDAQ: UBNK Quarter Highlights • Financial Highlights • First quarter net income of $13.0 million, or $0.26 per diluted share • ROA of 0.95% for the first quarter • ROE of 8.63% for the first quarter • Return on Tangible Common Equity increased to 10.72% • 7% increase in total revenue, compared to the linked quarter • 7% decrease in operating expense, compared to the linked quarter • NIE/Average Assets (NIE/AA) decreased to 2.23% • Efficiency ratio decreased to 63% • Highlights • Record quarterly net earnings • Record quarterly revenue • 20% increase in cash dividend to shareholders

6NASDAQ: UBNK Merger * Metrics announced November 2013 were achieved by second half 2015 on an annualized basis ** March 31, 2015 actual metrics annualized, when appropriate *** Last available data Full year December 31, 2014 **** NIE/AA is Pro-Forma after cost saves

7NASDAQ: UBNK Regression – Imputed Price of $15.07

8NASDAQ: UBNK Peer Group Return

9NASDAQ: UBNK Peer Group Earnings

10NASDAQ: UBNK Favorable Cost Structure Cost Improvement Initiatives: • Closed 9 duplicative and less profitable branches • Implemented more efficient retail staffing model, decreasing staffing levels across the retail banking organization • Removed redundant back office staffing • Removed duplicate core processor after data conversion • Enhance cost center reporting and analysis • Business unit review process Revenue Enhancement Initiatives: • Expanded commercial banking and credit administration staffing • Increased number of commission based mortgage lending officers • Increased financial advisory sales staff • Opened 3 branches in markets with strong growth demographics • Fee income - Loan level hedge, debit card, introduce private label credit card • Tax strategy development *YTD 9/30/2013 Legacy Rockville Bank + Legacy United Bank NIE, annualized over pro-forma assets

11NASDAQ: UBNK Mortgage Banking • Record residential mortgage originations at $168 million in the first quarter of 2015 • 38% of residential mortgage volume is for home purchases

12NASDAQ: UBNK Evolution of Mortgage Banking • 2015 Q1 Production annualized is $672 million • Average loan size doubled creating efficiency • Grown commission based sales team commensurate with expanded geographic footprint

13NASDAQ: UBNK Indexed Pipeline Metrics • Strong commercial loan pipeline driven by expanded teams

14NASDAQ: UBNK Balance Sheet Trends * Note that the Merger closed on April 30, 2014, growth since June 30, 2014 captures growth since the first quarter-end following the merger.

15NASDAQ: UBNK Asset Quality

16NASDAQ: UBNK Peer Asset Quality

17NASDAQ: UBNK 2015 Performance Focus • Generating high single digit loan growth • Growing fee income • Growing core deposits • Enhancing favorable cost structure ◦ Exercising expense discipline ◦ Driving NIE/AA toward 2.00% • Emerging strategic tax planning

18NASDAQ: UBNK APPENDIX

19NASDAQ: UBNK Total Loans

20NASDAQ: UBNK Investment Portfolio

21NASDAQ: UBNK Peer Group - Total Assets $3-$7 Billion

22NASDAQ: UBNK Non-GAAP Reconciliation

23NASDAQ: UBNK Non-GAAP Reconciliation